SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 8-K

                         Current Report


                         August 31, 1998
       (Date of Report - Date of Earliest Event Reported)

                            33-02035-A
                     (Commission File Number)


                     CORRECTIONS SERVICES, INC.


          Florida
              59-2508470
    (State or other jurisdiction of
                 (IRS Employer
      incorporation or organization)
        Identification No.)

                 3040 East Commercial Boulevard
                Fort Lauderdale, Florida  33308
            (Address of Principal Executive Offices)


                         (954) 772-2297
                (Registrant's Telephone Number)


                             None
      (Former Name, Former Address and Former Fiscal Year,
                 if changed since last report)



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On August 31, 1998, an affiliate of the Registrant, Corporate Investment Associates, acquired all of the issued and outstanding shares of the Company's subsidiary, Professional Programmers, Inc., for a purchase price in the amount of $3,000. Corporate Investment Associates is a privately-held entity controlled by the Company's principal stockholder, Ronald Martini, and by the Company's officer and director, Diane Aquino, who is also Mr. Martini's spouse. Corporate Investment Associates is a private investment entity operated by Mr. Martini and Ms. Aquino and is by virtue of their personal control and their respective positions with the Company, under common control with the Registrant.

     The acquisition of Professional Programmers, Inc. by Corporate Investment Associates is the first step in a two step process the second step of which was also entered into and completed simultaneously with Corporate Investments Acquisition's acquisition of Professional Programmers, Inc. In the second step, Professional Programmers, Inc. in turn purchased the "House Arrest" business of the Registrant for cash in the total amount of $63,000. In completing the second stage transaction, Professional Programmers, Inc. acquired all of the assets of the Registrant used and useful in the operation of its electronic monitoring business as presently constituted.

     At the outset of these transactions, the Company's principal shareholder, Ronald Martini and the Company's Officer and Director, Diane Aquino, proposed purchase of Professional Programmers, Inc. and its subsequent purchase of the Registrant's electronic monitoring business to the Board of Directors without specific terms or provisions. The proposal suggested that the Registrant determined acceptable purchase prices and, if acceptable to Corporate Investment Associates, the transactions would be entered into and completed.

     In the case of the purchase of Professional Programmers, Inc., the Registrant proposed purchase at the book value of that company at August 31, 1998. In the second instance, the Registrant proposed, considering receivables, inventory and current prospects of the electronic industry's business, a fair purchase price of $63,000. The purchase prices were advanced to Corporate Investment Associates and, in both cases, accepted. The Registrant closed both transactions at August 31, 1998 upon receipt of all of the consideration for both transactions.

     Following consummation of the purchase and sale transactions, the Registrant has one remaining subsidiary, Corrections Services International, Inc., a closely-held, inactive Florida corporation. Accordingly, upon completion of the sales disposing of Professional Programmers, Inc. and the Registrant's electronic monitoring business, at August 31, 1998 the Registrant has no remaining commercial operations and intends to conserve its assets while seeking one or more opportunities for merger, acquisition or suitable commercial enterprise.

                            SIGNATURES

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CORRECTIONS SERVICES, INC.



 Dated: September 2, 1998          BY:/S/Norman H. Becker
                                      Norman H. Becker, President